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                                                                   Exhibit 23.02
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of At Home Corporation, filed with the SEC on or about March 2, 2000 of our report dated April 23, 1998 relating to the financial statements of Narrative Communication Corp., which appears in Exhibit 99.01 of the current Report on Form 8-K/A of At Home Corporation filed with the SEC on January 14, 1999 (as amended on Form 8-K/A on February 19, 1999).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2000